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Exhibit 24

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Jack C. Wauchope or Thomas J. Sherman and either of them, as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Registration Statement on Form SB-2 and all amendments and/or supplements to this Registration Statement on Form SB-2.

Signature	Title	Date

/s/ JACK C. WAUCHOPE Jack C. Wauchope	President/Chief Executive Officer, Chairman of the Board, and Director (Principal Executive Officer)	May 28, 2002
/s/ MARILYN BRITTON Marilyn Britton	Director	May 28, 2002
/s/ DARIO DOMENGHINI Dario Domenghini	Director	May 28, 2002
/s/ JOHN F. GUHRING John F. Guhring	Director	May 28, 2002
/s/ JAMES M. KANEY James M. Kaney	Director	May 28, 2002
/s/ MICHAEL A. LADY Michael A. Lady	Director	May 28, 2002
/s/ GENE D. MINTZ Gene D. Mintz	Director	May 28, 2002
/s/ JACK W. ROBASCIOTTI Jack W. Robasciotti	Director	May 28, 2002
/s/ THOMAS J. SHERMAN Thomas J. Sherman	Executive Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	May 28, 2002
/s/ DAN H. WIXOM Dan H. Wixom	Director	May 28, 2002

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Exhibit 24
POWER OF ATTORNEY